Exhibit 99.1

Exhibit 99.1 [PRESS RELEASE]

Baldwin to be Acquired by Forsyth

Boca Raton, Florida, December 23, 2011 – Baldwin Technology Company, Inc. (NYSE AMEX: BLD), a global leader in process automation technology for the print media industry, today announced that it has entered into a definitive agreement to be acquired by Forsyth Baldwin, LLC, a company controlled by Forsyth Capital Investors, LLC. The agreement was unanimously approved by Baldwin’s Board of Directors.

Under the agreement, Baldwin’s stockholders will receive $0.96 in cash for each share of Baldwin Class A or Class B Common Stock, subject to adjustment at closing based on certain criteria, including the extent that the difference between Baldwin’s aggregate cash balances and the balance of aged accounts payable is less than $1,800,000, provided that such adjustments cannot reduce the per share consideration below $0.90. This represents a premium of approximately 104 percent over the closing share price on Thursday, December 22, 2011.

The merger agreement permits the Board to solicit, receive, evaluate and enter into negotiations with respect to alternative proposals through January 28, 2012. The Board, with the assistance of its advisors, will actively solicit alternative proposals during this period. There can be no assurance that this process will result in a superior offer. If there is no superior offer, the transaction is expected to close in the second quarter of 2012, subject to customary approvals and closing conditions.

Mark Becker, CEO of Baldwin, noted: “The transaction will improve Baldwin’s financial strength and enable it to continue to operate effectively in its current markets and beyond. Forsyth’s financial resources and management experience will accelerate the turnaround of Baldwin already underway. We believe this is a strong transaction for our stockholders, employees, customers and other partners.”

Duff & Phelps Securities, LLC acted as financial advisor to Baldwin, and Morgan, Lewis & Bockius LLP acted as legal advisor to Baldwin. Thompson Coburn LLP acted as legal advisor to Forsyth.

About Baldwin

Baldwin Technology Company, Inc. is a leading international supplier of process automation equipment and related consumables for the print media industry. Baldwin offers its customers a broad range of market-leading technologies, products and systems that enhance the quality of printed products and improve the economic and environmental efficiency of the printing process. Headquartered in Boca Raton, Florida, the company has operations strategically located in the major print media markets and distributes its products via a global sales and service infrastructure. Baldwin’s technology and products include cleaning systems, fluid management and ink control systems, web press protection systems, drying and curing systems and related consumables. For more information, visit http://www.baldwintech.com. A profile for investors is available at www.hawkassociates.com/profile/bld.cfm.

Cautionary Statement

Certain statements contained in this News Release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include risks and uncertainties detailed in the company’s periodic filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained herein.

This material is not a substitute for the proxy statement Baldwin will file with the Securities and Exchange Commission. Investors are urged to read the proxy statement which will contain important information when it becomes available. The proxy statement will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such filing is made to Baldwin using the contact information below.

Contact: Helen P. Oster, Tel: 203 402 1004, email: helen.oster@baldwintech.com

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